UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2011
Date of Report (Date of earliest event reported)

TRESORO MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880-666 Burrard Street Vancouver, BC	V6C 2G3
(Address of principal executive offices)	(Zip Code)

(604) 681-3130
Registrant's telephone number, including area code

Mercer Gold Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 4, 2011, Mercer Gold Corporation (the "Company") effected a name change on the OTC Bulletin Board to Tresoro Mining Corp. In connection with this name change, the Company has been assigned the following new CUSIP number and trading symbol:

New CUSIP Number: 89530Y 10 7
New Trading Symbol: TSOR

This name change was effective under Nevada corporate law as of September 15, 2011, pursuant to Articles of Merger that were previously filed with the Nevada Secretary of State on August 30, 2011. Pursuant to such Articles of Merger, our Company merged with its wholly-owned subsidiary, Tresoro Mining Corp. The merger is in the form of a parent/subsidiary merger, with our Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger/name change was not required. The Articles of Merger provided that, upon completion of the merger effective on September 15, 2011, our Company's Articles of Incorporation would be amended as of such date to change the Company's name to "Tresoro Mining Corp."

Item 9.01        Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
3.1	Articles of Merger as filed with the Nevada Secretary of State
99.1	Press Release dated November 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRESORO MINING CORP.
DATE: November 4, 2011	/s/ William D. Thomas William D. Thomas CFO, Secretary, Treasurer and a director

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